Report of Independent Registered Public Accounting Firm


To the Board of Trustees and Shareholders of AllianceBernstein Growth Fund


In planning and performing our audit of the financial statements of AllianceBernstein Growth Fund (the Fund) as of and for the year ended July 31, 2005, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds internal control over financial reporting, including controls for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the Funds internal control over financial reporting as of July 31, 2005.

The management of the Fund is responsible for establishing and maintaining internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A funds internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control over financial reporting includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a funds assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control


Our consideration of the Fund?s internal control over financial report ing would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, during our audit of the financial statements of the Fund as of and for the year ended July 31, 2005, we noted no deficiencies in the Fund?s internal control over financial reporting, including controls for safeguarding securities, that we consider to be a material weakness as defined above as of July 31, 2005.

This report is intended solely for the information and use of the Board of Trustees, management and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.




PricewaterhouseCoopers LLP
New York, New York
September 16, 2005